Exhibit 10.4

RESTRICTED STOCK UNIT AWARD AGREEMENT -- SERVICE

ARTICLE I.

GENERAL

1.1 Incorporation of Terms of Plan.  The RSUs and tandem Dividend Equivalents are subject to the terms and conditions of the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

1.2 Defined Terms.  Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice to which this Agreement is attached.

(a) “Cause” means an unauthorized use or disclosure by the Participant of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; a material breach by the Participant of any material agreement between the Participant and the Company; a material failure by the Participant to comply with the Company’s written policies or rules; the Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof; the Participant’s gross misconduct, including (without limitation) fraud, embezzlement or dishonesty; or a failure by the Participant to satisfactorily perform assigned duties.

(b) “Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(c) “Good Reason” means the occurrence of, without his or her express written consent, a material diminution in the Participant’s duties and responsibilities (other than if, after a Change in Control, the Participant is performing substantially the same duties and responsibilities as before the Change in Control but the Company (or its successor or affiliate employing the Participant) is a larger organization, or the Participant is performing such duties and responsibilities for a business unit of a parent entity that is a larger organization than Company was before the Change in Control and the business unit continues substantially all of the business of the Company or affiliate employing the Participant; provided that (x) the Participant shall provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within ninety (90) days after the first occurrence of such circumstances, (y) the Company shall have thirty (30) days after receipt of such written notice to cure such events, and (z) the Participant must actually terminate employment within thirty (30) days following the expiration of the Company’s thirty (30)-day cure period described above.

(d) “Involuntary Termination” means the Participant’s Termination of Employment by reason of:
(i) the involuntary discharge of the Participant by the Company (or its successor or affiliate employing the Participant) for reasons other than Cause; or
(ii) the Participant’s voluntary resignation with Good Reason.

(e)  “Qualifying Termination” shall mean the Participant’s (i) Involuntary Termination within twelve (12) months following a Change in Control, or (ii) Termination of Employment due to the Participant’s Retirement, death or Disability.

(f)  “Retirement” means the Participant’s voluntary and self-initiated Termination of Employment on or after the Participant attains age 62 and has completed ten (10) consecutive years of employment with the Company or any Subsidiary, which is approved by the Company’s Chief Executive Officer, Chief Financial Officer, and/or Chief Operating Officer.

(g) “Termination of Employment” means the Participant’s Termination of Service as an Employee.
ARTICLE II.

TERMS AND CONDITIONS OF RSUS AND DIVIDEND EQUIVALENTS

2.1 Grant of RSUs.  Upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs, together with an equivalent number of tandem Dividend Equivalents, under the Plan. In consideration of this grant of RSUs, the Participant agrees to render faithful and efficient services to the Company or its affiliates. Unless and until an RSU has vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Shares or other payment in respect of the RSUs.

2.2 Vesting of RSUs. The RSUs shall vest and become nonforfeitable, if at all, in accordance with the terms and conditions set forth in the Grant Notice.

2.3 Payment of RSUs.  RSUs will be paid in fully vested Shares as soon as practicable after vesting, but in no event later than March 15 of the year following the year in which they vest (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Code Section 409A) subject to Section 3.4(b) of this Agreement.  The Company shall deliver to the Participant (or any transferee permitted under Section 3.5 hereof) a number of Shares equal to the number of RSUs subject to this award or RSUs that fully vest on the applicable vesting date (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Administrator in its sole discretion).  Notwithstanding the foregoing, if Shares cannot be issued pursuant to Section 11.4 of the Plan (or any successor provision thereto) or are delayed under Section 3.3 hereof, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can be issued in accordance with such Section.

2.4 Forfeiture and Termination of RSUs and Dividend Equivalents.   All RSUs and Dividend Equivalents granted under this Agreement may be forfeited and terminated under certain circumstances as provided in the Grant Notice.

2.5 Dividend Equivalents.

(a) Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent that entitles the Participant to receive any dividends or other distributions declared with respect to the Shares underlying the RSU between the Vesting Commencement Date and the date on which the RSU is paid out. Any such amounts shall be paid to the Participant if and only to the extent that the RSU to which such Dividend Equivalent relates vests, and only as and when the Shares underlying the RSUs are paid to the Participant.  Dividend Equivalents shall be paid in the form in which the applicable dividends or other distributions were paid, unless otherwise determined by the Administrator.

(b) The Participant shall not be entitled to any payment under a Dividend Equivalent with respect to any dividend with an applicable record date that occurs prior to the Vesting Commencement Date or after the termination of such RSU for any reason, whether due to payment, forfeiture of the RSU or otherwise.

ARTICLE III. MISCELLANEOUS PROVISIONS

3.1 Tax Withholding.  The Company and its affiliates shall be entitled to require a cash payment (or other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting and/or payment of the RSUs and/or the Dividend Equivalents. The Company shall have no obligation to make any payment in any form under this Agreement or under any RSU or Dividend Equivalent issued in accordance herewith unless and until such tax obligations have been satisfied.

3.2 Black-out Periods.  The Participant acknowledges that, in the event and to the extent that the Company is in a black-out period where trading in the Company’s Common Stock is prohibited, the Participant shall be prohibited from selling any Shares or any other shares of the Company’s Common Stock to meet the Participant’s obligation to pay taxes in the event and to the extent that the Participant is or is deemed to be an insider under the Company’s Insider Trading and Securities Compliance Policy.

3.3 Conditions to Delivery of Shares.  Any Shares deliverable under this Agreement may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Shares under this Agreement or under any RSU issued in accordance herewith prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.  Notwithstanding the foregoing, the issuance of such Shares shall not be delayed to the extent that such delay would result in a violation of Code Section 409A.  In the event that the Company delays the issuance of any Shares because it reasonably determines that the issuance of such Shares will violate federal securities laws or other applicable law, such issuance shall be made at the earliest date at which the Administrator reasonably determines that issuing such Shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).

3.4 Section 409A.

(a) General.  This Agreement shall be interpreted in accordance with the requirements of Code Section 409A.  Notwithstanding any provision of this Agreement, the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Code Section 409A, provided, however, that this Section 3.4(a) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any payment window spans two calendar years, the Participant shall have no discretion over or ability to control the actual year in which payment is made.

(b) Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Participant under this Agreement during the six (6)-month period following the Participant’s “separation from service” to the extent that the Administrator determines that the Participant is a “specified employee” (each within the meaning of Code Section 409A) at the time of such separation from service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Code Section 409A(a)(2)(b)(i).  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Code Section 409A without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all amounts that would have otherwise been payable to the Participant during such six (6)-month period under this Agreement. For the avoidance of doubt, any amounts payable upon a Termination of Employment shall only be paid upon the Participant’s “separation from service” (within the meaning of Code Section 409A).

(c) Dividend Equivalents.  Any Dividend Equivalents granted in connection with the RSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.

3.5 Award Not Transferable.  Without limiting the generality of any other provision hereof, the RSUs and the Dividend Equivalents shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.

3.6 No Rights as Stockholder.  Except as otherwise expressly provided herein, unless and until shares of Common Stock are issued in payment of this award, this award shall not confer any stockholder rights upon the Participant.

3.7 Not a Contract of Employment.  Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its affiliates or shall interfere with or restrict in any way the rights of the Company and its affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided to the contrary in a written agreement between the Company or an affiliate, on the one hand, and the Participant on the other.

3.8 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement, and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.9 Incorporation of Terms of Plan; Authority of Administrator.  This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference, including without limitation Section 13.2 of the Plan.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.  In accordance with the Plan (and not in limitation of any other provision), the Administrator shall make all determinations under this Agreement in its sole and absolute discretion and all interested parties shall be bound by such determinations.

3.10 Consideration to the Company. In consideration of the grant of the RSUs by the Company, the Participant agrees to render faithful and efficient services to the Company or any affiliate.

3.11 Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the RSUs and Dividend Equivalents are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.12 Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs or the Dividend Equivalents in any material way without the prior written consent of the Participant.

3.13 Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.

3.14 Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in Section 3.5 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.15 Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and Dividend Equivalents and this Agreement shall be subject to any requirements set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.16 Entire Agreement.  The Plan and this Agreement (including all Exhibits hereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

3.17 Limitation on the Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  The Plan, in and of itself, has no assets.  The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares and/or RSUs issuable thereunder.

3.18 Severability.  In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

3.19 Tax Consultation.  The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs and/or Dividend Equivalents granted pursuant to this Agreement (and any Shares issuable or amounts payable with respect thereto).  The Participant represents that the Participant has consulted with any tax consultants the

Participant deems advisable in connection with the RSUs and Dividend Equivalents and the issuance of Shares with respect thereto and making of payments and that the Participant is not relying on the Company for any tax advice.

3.20 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.